EXHIBIT 1. 3
Regulations of the Board of Company Auditors
The Board of Company Auditors of
TDK Corporation
Established: June 29, 1994
Amended: December 16, 1997
Amended: February 15, 2000
Amended: June 27, 2002
Amended: August 23, 2006
As last amended on April 24, 2007
Article 1 (Purpose of Regulations of the Board of Company Auditors)
These Regulations of the Board of Company Auditors (the “Regulations”) of TDK Corporation (the “Company”) shall govern matters concerning the Board of Company Auditors under laws and regulations and the Company’s Articles of Incorporation (the “Articles of Incorporation”).
Article 2 (Composition)
1.	The Board of Company Auditors shall be composed of all of the Company Auditors.

2.	The Board of Company Auditors shall have a full-time Company Auditor and a chairperson.
Article 3 (Purpose of the Board of Company Auditors)
1.	The Board of Company Auditors shall be reported on important matters concerning audits, and shall discuss and resolve these matters. That, however, shall not preclude each Company Auditor from exercising his or her power.
Article 4 (Duties of the Board of Company Auditors)
1.	The Board of Company Auditors shall perform the duties set out below. However, the determination set out in (3) below shall not preclude each Company Auditor from exercising his or her power.
(1)	Preparation of audit reports.

(2)	Appointment and removal of full-time Company Auditors.

(3)	Determination of audit policies, methods of investigating the state of the Company’s business and assets, and other matters relating to the performance of Company Auditors’ duties.
Article 5 (Appointment and Removal of Full-time Company Auditor)
1.	The Board of Company Auditors shall, by its resolution, appoint and/or remove full-time Company Auditors from among the Company Auditors.
Article 6 (Chairperson)
1.	The Board of Company Auditors shall, by its resolution, elect a chairperson from among the Company Auditors.

2.	In addition to the duties set forth in Paragraph 1 of Article 8, the chairperson of the Board of Company Auditors shall perform the duties that are delegated by the Board of Company Auditors. However, the chairperson of the Board of Company Auditors shall not preclude each Company Auditor from exercising his or her power.
Article 7 (Timing of Meetings)
1.	Meetings of the Board of Company Auditors shall be held regularly once a month in principle. However, meetings may be held from time to time when necessary.
Article 8 (Convener)
1.	The chairperson of the Board of Company Auditors shall convene and preside over the meetings of the Board of Company Auditors.

2.	Each Company Auditor is entitled to request the chairperson to convene a meeting of the Board of Company Auditors.

3.	If the chairperson does not convene a meeting of the Board of Company Auditors despite a request made under the preceding Paragraph, the Company Auditor who made the request shall be entitled to convene and preside over the meeting.
Article 9 (Convocation Procedures)
1.	In order to convene a meeting of the Board of Company Auditors, a notice of convocation shall be distributed to each Company Auditor at least three (3) days prior to the date of the meeting. However, in case of urgent need, that period may be shortened.

2.	If unanimous consent of all Company Auditors is obtained, a meeting of the Board of Company Auditors may be held without following the procedures for convocation.

Article 10 (Method of Adopting Resolutions)
1.	Resolutions of a meeting of the Board of Company Auditors shall be adopted by an affirmative vote of a majority of all Company Auditors.

2.	Before adopting any resolution, Company Auditors shall conduct deliberations based on sufficient materials.
Article 11 (Resolutions of Audit Policies, Etc.)
1.	The Board of Company Auditors shall adopt audit policies, audit plans, allotment of audit services, etc. by resolutions and report thereon to the Board of Directors.

2.	In addition to resolving the matters set out in the preceding Paragraph, the Board of Company Auditors shall resolve matters it deems necessary for Company Auditors to perform their duties such as creating budgets for audit expenses.

3.	The Board of Company Auditors shall adopt a resolution on the matters and systems set out below, and request the Directors to develop such systems:
(1)	Matters relating to employees who are to assist the Company Auditors;

(2)	Matters relating to the independence of the employees from the Directors set out in the preceding Item;

(3)	A reporting system for the Directors and the employees to Company Auditors, and other reporting systems to Company Auditors; and

(4)	A system to ensure that Company Auditors’ audits are carried out effectively.
Article 12 (Regular Meetings with Representative Directors, Etc.)
1.	The Board of Company Auditors shall hold meetings regularly with Representative Directors and make efforts to develop a common understanding of the Company and its business with the Representative Directors, by, for example, exchanging opinions in relation to the matters that the Company faces, the environment in which Company Auditors operate, the important matters on audits as well as making requests that it deems necessary.

2.	The Board of Company Auditors shall report to Representative Directors on audit policies, audit plans as well as the progress and results of audits as appropriate.

3.	In addition to the matters stipulated by law, the Board of Company Auditors shall, upon consultation with Directors, determine the matters on which Directors and employees should report to the Board of Company Auditors pursuant to the system set out in Item (3), Paragraph 3 of the preceding Article, and it shall be reported with such matters.
Article 13 (Reports to the Board of Company Auditors)

1.	Company Auditors shall report to the Board of Company Auditors on the status of their duties on a regular basis, from time to time and whenever requested by the Board of Company Auditors.

2.	Company Auditors who receive reports from an Accounting Auditor, Directors, employees of the Internal Audit Division or any other relevant person shall report thereon to the Board of Company Auditors.

3.	The Board of Company Auditors shall request reports from an Accounting Auditor, Directors, and employees of the Internal Audit Division when necessary.

4.	When Company Auditors, an Accounting Auditor, Directors or employees of the Internal Audit Division or any other relevant person notify all members of the Board of Company Auditors of matters to be reported to the Board of Company Auditors pursuant to the preceding three (3) Paragraphs, those matters shall not be required to be reported to the Board of Company Auditors.
Article 14 (Measures to be Taken on Receiving Reports)
1.	If the Board of Company Auditors receives a report set out below, it shall conduct necessary investigation and take appropriate measures according to the circumstances.
(1)	A report from Directors that a fact that might cause substantial detriment to the Company has been discovered;

(2)	A report from an Accounting Auditor that a Director has acted improperly in connection with the performance of his or her duties or that a material fact which may constitute a breach of laws or regulations or the Articles of Incorporation has been discovered; or

(3)	A report from either Directors or employees on matters stipulated in advance on consultation with Directors.
Article 15 (Preparation of Audit Reports)
1.	The Board of Company Auditors shall, after deliberation, prepare audit reports of the Board of Company Auditors based on audit reports prepared by each Company Auditor.

2.	If the contents of the Board of Company Auditors’ audit report differ from the contents of any Company Auditor’s audit report and that the relevant Company Auditor requests that the contents of his or her audit report be attached to the audit report of the Board of Company Auditors, then those contents shall be so attached.

3.	Each member of the Board of Company Auditors shall sign or affix his or her seal (or electronic sign) on the Board of Company Auditors’ audit report. Full-time Company Auditors and outside Company Auditors shall so indicate or record in the audit report.

4.	When the Company is to prepare Temporary Financial Statements or Consolidated Financial Statements, the preceding three (3) Paragraphs shall apply mutatis mutandis to the preparation of those reports.
Article 16 (Consent, Etc. to the Appointment of Company Auditors)
1.	The following matters concerning the election of Company Auditors shall be resolved at a meeting of the Board of Company Auditors:
(1)	Consent for submission of proposals concerning election of Company Auditors to a shareholders meeting;

(2)	Request for deliberation on election of Company Auditors at a shareholders meeting; and

(3)	Request for submission of proposals concerning election of Company Auditors to a shareholders meeting.
2.	The preceding Paragraph shall apply mutatis mutandis to the election of substitute Company Auditors to fill vacancies of Company Auditors.
Article 17 (Consent, Etc. Concerning the Appointment, Discharge, Non-reelection of Accounting Auditor)
1.	The Board of Company Auditors shall discuss the appropriateness of reappointing the then appointed Accounting Auditor.

2.	The following matters concerning the election, dismissal or reelection of an Accounting Auditor shall be resolved at a meeting of the Board of Company Auditors:
(1)	Consent for submission of proposals concerning election of an Accounting Auditor to a shareholders meeting;

(2)	Consent for deliberation on dismissal or non-reelection of an Accounting Auditor at a shareholders meeting;

(3)	Request for submission of proposals concerning election of an Accounting Auditor to a shareholders meeting;

(4)	Request for deliberation on election, dismissal or non-reelection of an Accounting Auditor at a shareholders meeting; and

(5)	Appointment of persons to temporarily perform the duties of an Accounting Auditor in his or her absence.
3.	The consent of all Company Auditors to dismiss an Accounting Auditor on statutory grounds shall be obtained through deliberation at a meeting of the Board of Company Auditors. In such case, a Company Auditor appointed by the Board of Company Auditors must report on the dismissal and the reasons therefor at the first shareholders meeting after such dismissal.

4.	The Board of Company Auditors shall, when adopting resolutions and deliberating matters as set forth in the previous two Paragraphs, discuss fitness, independence and ethical issues of an Accounting Auditor, as well as the matters specified in Section 1 of Article 340 of the Company Law, and make determination as to the Accounting Auditor’s ability to perform obligations and duties in a comprehensive manner.

5.	The consent set out in the preceding Paragraph may be obtained either by written statement or electromagnetic record when urgently required.

Article 18 (Consent to Remuneration, Etc. of the Accounting Auditor)
1.	Consent to remuneration of an Accounting Auditor or person who temporarily performs the duties of an Accounting Auditor shall be obtained by resolution at a meeting of the Board of Company Auditors.
Article19 (Consent of the Board of Company Auditors to the Partial Exemption of Directors from Their Liabilities)
1.	The following consent of all Company Auditors shall be obtained through deliberation at a meeting of the Board of Company Auditors:
(1)	Consent for submission of proposals concerning the partial exemption of Directors from their liabilities to a shareholders meeting;

(2)	Consent for submission of proposals concerning amendments to the Articles of Incorporation so as to enable the partial exemption of Directors from their liabilities by a resolution of a meeting of the Board of Directors to a shareholders meeting;

(3)	Consent for submission of proposals concerning the partial exemption of Directors from their liabilities to a meeting of the Board of Directors in accordance with the regulations of the Articles of Incorporation; and

(4)	Consent for submission of proposals concerning amendments to the Articles of Incorporation so as to enable the execution of an agreement concerning the partial exemption of outside Directors from their liabilities to a shareholders meeting.
2.	The consent set out in the preceding Paragraph may be obtained either by written statement or electromagnetic record when urgently required.
Article 20 (Consent to Auxiliary Intervention)
1.	The consent of all Company Auditors for the Company to provide auxiliary intervention for a Director defendant in a shareholder class action may be obtained through deliberation at a meeting of the Board of Company Auditors.

2.	The consent set out in the preceding Paragraph may be obtained either by written statement or electromagnetic record when urgently required.
Article 21 (Deliberation on Exercise of Powers by Company Auditors)
1.	Company Auditors may deliberate on the following matters in advance at a meeting of the Board of Company Auditors when exercising their powers or performing their obligations:
(1)	Explanations to questions asked by a shareholder to a Company Auditor before a shareholders meeting;

(2)	Report to the Board of Directors and request for convocation of a meeting of the Board of Directors, etc;

(3)	Results of investigations concerning proposals or documents or other things to be submitted to a shareholders meeting;

(4)	Request for suspension of the acts of Directors that are beyond the scope of the Company’s purpose or that breach any laws, regulations, or the Articles of Incorporation;

(5)	Statement of opinions on election, dismissal, resignation and remuneration, etc. of Company Auditors at a shareholders meeting;

(6)	Matters concerning lawsuits between the Company and Directors; and

(7)	Any other matters concerning bringing of lawsuits, etc.
Article 22 (Remuneration)
1.	The amount of property benefits that Company Auditors shall receive, unless otherwise stipulated in the Articles of Incorporation, shall be determined by resolution at a shareholders meeting.

2.	The amount of property benefits that each Company Auditor shall receive, unless otherwise stipulated in the Articles of Incorporation or resolved at a shareholders meeting, shall be determined through deliberation among Company Auditors within the resolution of a shareholders meeting set out in the preceding Paragraph.
Article 23(Minutes)
1.	The Board of Company Auditors shall prepare minutes for each of its meetings, covering the following matters and each Company Auditor present shall sign or affix his or her seal (or electronic sign) to the minutes:
(1)	Place, date, and time of the meeting (including the method of attendance of any Company Auditor, Director, or accounting auditor who was not at the location of the meeting but who attended the meeting of the Board of Company Auditors);

(2)	Outline of the proceedings and the results thereof;

(3)	If a Company Auditor stated his or her opinion or made a statement at the Board of Company Auditors meeting on any of the following matters, an outline of the details of the opinion or statement:
(a)	A report from Directors that a fact that might cause substantial detriment to the Company has been discovered; and

(b)	A report from an Accounting Auditor that a Director has acted improperly in connection with the performance of his or her duties or a material fact has been discovered such as a breach of the Articles of Incorporation or a breach of laws or regulations.
(4)	The name or trade name of Directors or an Accounting Auditor present at the meeting; and

(5)	The name of the chairperson of the meeting.
2.	If a report to the Board of Company Auditors is not required under Paragraph 4 of Article 13, the minutes to be prepared shall contain the following matters:

(1)	The contents of matters that do not need to be reported to the Board of Company Auditors;

(2)	The day the report to the Board of Company Auditors was no longer required; and

(3)	The name of the Company Auditor who performed his or her duties in connection with preparing the minutes.
3.	The Company shall retain the minutes set out in the preceding two (2) Paragraphs at its head office for ten (10) years.
Article 24 (Secretariat of the Board of Company Auditors)
1.	The employees who are to assist the Company Auditors in the Company Auditors performance of their duties, including the staff of Company Auditors Office, shall take charge of duties concerning the convocation of the meetings of the Board of Company Auditors, preparation of the minutes and any other general matters concerning operation of the Board of Company Auditors.
Article 25 (Company Auditors’ Auditing Standards)
1.	In addition to being governed by laws, regulations, the Articles of Incorporation and these Regulations, matters concerning audits by the Board of Company Auditors and Company Auditors shall be governed by the Company Auditors’ Auditing Standards which are established by the Board of Company Auditors.
Article 26 (Amendment to and Abolition of Regulations)
1.	Amendment and abolition of provisions of the Regulations shall be made by resolution of the Board of Company Auditors.

2.	Revisions to the Regulations take effect as of the date and year first above written.